Exhibit 23.2

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in the Registration Statement on Form N-2 (No. 333-259455) and on Registration Statement on Form S-8 (No 333-258899) of Capital Southwest Corporation of our report dated May 16, 2022, relating to the consolidated financial statements of I-45 SLF LLC and its subsidiary, included as an exhibit to this Annual Report on Form 10-K of Capital Southwest Corporation for the year ended March 31, 2022.

/s/ RSM US LLP

Chicago, Illinois
May 24, 2022